UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2018

BofI Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of BofI Holding, Inc. (the “Company”), filed on October 27, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Stockholders held on October 26, 2017. The purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers (“Say-on-Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07: Submission of Matters to a Vote of Security Holders.
As previously reported in the Company’s Form 8-K filed on October 27, 2017, in a non-binding advisory vote on frequency of future Say-on-Pay votes held at the 2017 Annual Meeting, 25,304,016 shares voted for one year, 190,715 shares voted for two years, 10,761,241 shares voted for three years, 2,874,782 shares abstained, and there were 16,897,607 non-votes. The Company has considered the outcome of this advisory vote and will hold future Say-on-Pay votes on a one year basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2023 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI Holding, Inc.

Date: March 16, 2018	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer